UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 24, 2006
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On August 24, 2006, Mercantile Trust & Savings Bank, the largest affiliate of Mercantile Bancorp, Inc. (the “Company”), entered into a Construction Agreement with Clayco, Inc., a St. Louis, Missouri-based construction company, to            build a $12.4 million headquarters in Quincy, Illinois. The agreement provides Clayco will commence construction no later than September 25, 2006 and complete the project within one year. The approximately 48,000 sq. ft., three-level building will be located on a 4.3 acre site on 33rd Street between Maine and Broadway streets in the center of Quincy.
     The full text of a press release issued by the Company announcing this item is included herein as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Exhibits

(c) Exhibits:

Exhibit
Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on August 29, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Dan S. Dugan
	Name:	Dan S. Dugan
	Title:	Chairman, President, and Chief Executive Officer

Date: August 29, 2006